UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2008

Allstate Life Insurance Company

(Exact name of registrant as specified in its charter)

Illinois	0-31248	36-2554642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3100 Sanders Road, Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02.              Results of Operations and Financial Condition.

The registrant furnishes below its Consolidated Statements of Operations for the three years ended December 31, 2007, 2006 and 2005 and Consolidated Statements of Financial Position as of December 31, 2007 and December 31, 2006, prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and certain non-GAAP and operating measures:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	Est. 2007	2006	2005
(in millions)

Revenues
Premiums	$502	$576	$474
Contract charges	942	1,009	1,079
Net investment income	4,205	4,057	3,707
Realized capital gains and losses	(197)	(79)	19
	5,452	5,563	5,279

Costs and expenses
Contract benefits	1,364	1,372	1,340
Interest credited to contractholder funds	2,628	2,543	2,340
Amortization of deferred policy acquisition costs	518	538	568
Operating costs and expenses	340	398	433
	4,850	4,851	4,681

Loss on disposition of operations	(10)	(88)	(7)

Income from operations before income tax expense	592	624	591

Income tax expense	180	196	174

Net income	$412	$428	$417

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,
($ in millions, except par value data)	2007(Est.)	2006

Assets
Investments
Fixed income securities, at fair value (amortized cost $58,020 and $59,869) (1)	$58,469	$61,457
Mortgage loans	9,901	8,690
Equity securities (amortized cost $102 and $61) (1)	102	72
Limited partnership interests (1)	994	461
Short-term	386	805
Policy loans	770	752
Other (1)	1,792	1,923

Total investments	72,414	74,160

Cash	185	273
Deferred policy acquisition costs	3,905	3,485
Reinsurance recoverables, net	3,410	3,392
Accrued investment income	652	689
Other assets	622	585
Separate Accounts	14,929	16,174

Total assets	$96,117	$98,758

Liabilities
Contractholder funds	$60,464	$60,565
Reserve for life-contingent contract benefits	12,598	12,204
Unearned premiums	33	34
Payable to affiliates, net	206	84
Other liabilities and accrued expenses	2,823	3,235
Deferred income taxes	101	258
Note payable to parent	-	500
Long-term debt	200	206
Separate Accounts	14,929	16,174

Total liabilities	91,354	93,260

Shareholder’s Equity
Redeemable preferred stock — series A, $100 par value, 1,500,000 shares authorized, none and 49,230 shares issued and outstanding	-	5
Redeemable preferred stock — series B, $100 par value, 1,500,000 shares authorized, none issued	-	-
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	1,108	1,108
Retained income	3,734	4,055
Accumulated other comprehensive income:
Unrealized net capital gains and losses	(84)	325

Total accumulated other comprehensive income	(84)	325

Total shareholder’s equity	4,763	5,498

Total liabilities and shareholder’s equity	$96,117	$98,758

(1)

To conform to the current year presentation prior period equity securities balances have been reclassified to the limited partnership interests investments category and bank loans have been reclassified from fixed income securities to the other investments category to promote transparency. There is no impact of this reclassification on net income.

Definitions of Non-GAAP and Operating Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP financial measures.  Our methods of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Operating income is net income, excluding:

•                  realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in operating income,

•                  amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent they resulted from the recognition of certain realized capital gains and losses,

•                  gain (loss) on disposition of operations, after-tax, and

•                  adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net income is the GAAP measure that is most directly comparable to operating income.

We use operating income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the Company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, gain (loss) on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items.  Realized capital gains and losses and gain (loss) on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process.  Consistent with our intent to protect results or earn additional income, operating income includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes.  These instruments are used for economic hedges and to replicate fixed income securities, and by including them in operating income, we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g. net investment income and interest credited to contractholder funds) or replicated investments.  Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.  Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business.  A byproduct of excluding these items to determine operating income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.  Operating income is used by management along with the other components of net income to assess our performance.  We use adjusted measures of operating income in incentive compensation.  Therefore, we believe it is useful for investors to evaluate net income, operating income and their components separately and in the aggregate when reviewing and evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the Company and management’s performance.  Operating income should not be considered as a substitute for net income and does not reflect the overall profitability of our business.

The following table reconciles operating income and net income.

	Year Ended December 31,
($ in millions)	Est. 2007	2006	2005
Operating income	$565	$539	$551

Realized capital gains and losses	(197)	(79)	19
Income tax benefit (expense)	69	28	(7)
Realized capital gains and losses, after-tax	(128)	(51)	12
DAC and DSI amortization relating to realized capital gains and losses, after-tax	12	36	(103)
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(29)	(36)	(40)
Loss on disposition of operations, after-tax	(8)	(60)	(3)

Net income	$412	$428	$417

Operating income return on equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month operating income by the average of shareholder’s equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains.  Return on equity is the most directly comparable GAAP measure.  We use operating income as the numerator for the same reasons we use operating income, as discussed above.  We use average shareholder’s equity excluding the effect of unrealized net capital gains for the denominator as a representation of shareholder’s equity primarily attributable to the Company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process.  We use it to supplement our evaluation of net income and return on equity because it excludes the effect of items that tend to be highly variable from period to period.  We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with net income return on equity because it eliminates the effect of items that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management:  the after-tax effects of realized and unrealized capital gains and losses, and the cumulative effect of change in accounting principle.  In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine operating income return on equity from return on equity is the transparency and understanding of their significance to return on equity variability and profitability while recognizing these or similar items may recur in subsequent periods.  Therefore, we believe it is useful for investors to have operating income return on equity and return on equity when evaluating our performance.  We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income return on equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the Company and management’s utilization of capital.  Operating income return on equity should not be considered as a substitute for return on equity and does not reflect the overall profitability of our business.

The following table shows the reconciliation.

($ in millions)	For the twelve months ended December 31,
	Est. 2007	2006
Return on equity
Numerator:

Net income	$412	$428

Denominator:

Beginning shareholder’s equity	5,498	6,008

Ending shareholder’s equity	4,763	5,498

Average shareholder’s equity	$5,131	$5,753

Return on equity	8.0%	7.4%

($ in millions)	For the twelve months ended December 31,
	Est. 2007	2006
Operating income return on equity
Numerator:

Operating income	$565	$539

Denominator:

Beginning shareholder’s equity	5,498	6,008

Unrealized net capital gains	325	588

Adjusted beginning shareholder’s equity	5,173	5,420

Ending shareholder’s equity	4,763	5,498

Unrealized net capital gains	(84)	325

Adjusted ending shareholder’s equity	4,847	5,173

Average adjusted shareholder’s equity	$5,010	$5,297

Operating income return on equity	11.3%	10.2%

Operating Measure

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following operating financial measure.  Our method of calculating this measure may differ from that used by other companies and therefore comparability may be limited.

Premiums and deposits is an operating measure that we use to analyze production trends for sales.  It includes premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products, which we account for under GAAP as increases to liabilities rather than as revenue.

The following table illustrates where premiums and deposits are reflected in the condensed consolidated financial statements.

	Year Ended December 31,
($ in millions)	Est. 2007	2006	2005

Premiums and deposits excluding variable annuities	$8,602	$10,161	$11,624
Variable annuity deposits (1)	-	678	1,746
Total premiums and deposits	8,602	10,839	13,370

Deposits to contractholder funds	(7,960)	(9,541)	(11,410)
Deposits to separate accounts	(136)	(713)	(1,482)
Change in unearned premiums and other adjustments	(4)	(9)	(4)
Premiums	$502	$576	$474

(1) Disposed through reinsurance effective June 1, 2006.

                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By	/s/ Samuel H. Pilch

Name:	Samuel H. Pilch
Title:	Group Vice President and Controller

              Date: February  1, 2008